Exhibit 99.1
FHLBANK TOPEKA ANNOUNCES 2018 FIRST QUARTER RESULTS

April 26, 2018 - FHLBank Topeka (FHLBank) announces its first quarter 2018 operating results. FHLBank is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $39.6 million for the three months ended March 31, 2018 compared to $53.7 million for the three months ended March 31, 2017. Other operating highlights from the first quarter of 2018 are presented below. FHLBank expects to file its Form 10-Q for the quarter ended March 31, 2018 with the Securities and Exchange Commission (SEC) on or about May 10, 2018.

Operating Highlights

•
Net income decreased $14.1 million, or 26.3 percent, for the three months ended March 31, 2018 compared to the prior year period due largely to the net fair value fluctuations on swapped trading securities and economic derivatives;

•
Net interest income, FHLBank's largest source of income, remained relatively flat compared to the prior year period with a slight decrease of $0.2 million, or 0.3 percent, for the three months ended March 31, 2018, due primarily to an increase in the cost of short-term debt;

•
Total assets increased $5.1 billion, or 10.6 percent, from December 31, 2017 to March 31, 2018, largely as a result of quarter-end cash flow management that resulted in an increase in short-term investments in anticipation of an increase in advances in early April. The average balance of assets increased $6.9 billion from the first quarter of 2017 to the first quarter of 2018 due primarily to increases in advances, investments, and mortgage loans;

•
Advances increased $682.5 million, or 2.6 percent, from December 31, 2017 to March 31, 2018, and the average balance of advances increased $3.8 billion, or 12.7 percent, during the first quarter of 2018, compared to the prior year period;

•	FHLBank's mortgage loan portfolio increased $179.2 million, or 2.5 percent, from December 31, 2017 to March 31, 2018;

•	Return on average equity (ROE) was 6.10 percent for the quarter ended March 31, 2018, compared to 9.58 percent for the prior year period; and

•
FHLBank paid a dividend of 1.50 percent on the average outstanding shares of Class A Common Stock and a dividend of 6.75 percent on the average outstanding shares of Class B Common Stock during the first quarter of 2018.

GAAP Income
The $14.1 million decrease in net income for the three months ended March 31, 2018 compared to the prior year period was a result of the fair value declines in trading securities that were only partially offset by the fair value increases in economic derivatives. The increase in fair value net losses on the trading securities was due to increases in interest rates, which were offset by the positive fair value fluctuations for the related interest rate swaps caused by the increase in LIBOR. We experienced additional fair value losses on basis swaps economically hedging consolidated obligations caused by widening between the one- and three-month LIBOR. The $0.2 million decrease in net interest income for the three months ended March 31, 2018 when compared to the same period in 2017 was due to increases in the average rate on borrowings between periods, most notably short-term borrowings, which was only partially offset by increases in the average yield on interest-earning assets between periods. The decrease in net income combined with an increase in average capital resulted in a decrease in ROE, from 9.58 percent for the three months ended March 31, 2017 to 6.10 percent for the three months ended March 31, 2018.

About FHLBank’s Non-GAAP Financial Measures
Because FHLBank's business model is primarily one of holding assets and liabilities to maturity, FHLBank management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which can be impacted by fair value changes driven by market volatility or transactions that are considered unpredictable or not routine. FHLBank reports the following non-GAAP financial measures that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest margin, and (3) adjusted ROE. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included below. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

FHLBank’s adjusted income, a non-GAAP financial measure which excludes fair value changes in derivatives and trading securities as well as other adjustments, increased $4.2 million for the three months ended March 31, 2018 compared to the same period in the prior year. The increase was due primarily to increased adjusted net interest income, which includes the impact of net interest settlements on derivatives not qualifying for hedge accounting. Adjusted net interest income increased for the three months ended March 31, 2018 compared to the same period in 2017 due to the increase in LIBOR during the period, the impact of which is more apparent when net interest settlements of economic hedges are presented with the other components of net interest income because it reflects the impact of LIBOR repricing on both the asset and liability. Adjusted net interest margin, which is calculated with adjusted net interest income, decreased by three basis points for the three months ended March 31, 2018 compared to the same period in 2017. Under GAAP, the net interest amount that converts fixed rate investments that are economically swapped to a variable rate is recorded as part of Net Gains/Losses on Derivatives and Hedging Activities rather than net interest income. For the purpose of calculating adjusted net interest margin, these fixed rate investments are considered to be variable rate investments and the corresponding net interest amount in adjusted net interest income reflects the widening of the spread between the variable rate assets created by the economic hedge and the variable rate liabilities funding them as a result of the increase in LIBOR between periods. Under GAAP, an increase in LIBOR causes the spread to tighten between fixed rate assets and variable rate liabilities and therefore causes a decrease in net interest margin.

Comparative adjusted income and adjusted net interest income for the quarterly periods ended March 31, 2018 and 2017 are calculated as follows:

	Three Months Ended
	03/31/2018	03/31/2017
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited
Net Income, as reported under GAAP for the period	$39,591	$53,716
Affordable Housing Program (AHP) assessments	4,406	5,970
Income before AHP assessments	43,997	59,686
Derivative (gains) losses[1]	(18,333)	(5,786)
Trading (gains) losses	26,950	(4,687)
Prepayment fees on terminated advances	(31)	(870)
Net (gains) losses on sale of held-to-maturity securities	(34)	—
Total excluded items	8,552	(11,343)
Adjusted income (a non-GAAP measure)	$52,549	$48,343
_________

[1]	Consists of fair value changes on derivatives and hedging activities excluding net interest settlements (see next table) on derivatives not qualifying for hedge accounting.

	Three Months Ended
	03/31/2018	03/31/2017
Calculation of Adjusted Net Interest Income:	(Dollar amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$66,479	$66,672
Net interest settlements on derivatives not qualifying for hedge accounting	(1,690)	(5,183)
Prepayment fees on terminated advances	(31)	(870)
Adjusted net interest income (a non-GAAP measure)	$64,758	$60,619

Net interest margin, as calculated under GAAP for the period	0.47%	0.54%
Adjusted net interest margin (a non-GAAP measure)	0.46%	0.49%

Management uses adjusted income to evaluate the quality of FHLBank's earnings. FHLBank management believes that the presentation of adjusted income as measured for management purposes enhances the understanding of FHLBank’s performance by highlighting its underlying results and profitability. Management uses adjusted net interest income to evaluate the earnings impact of economic hedges (derivatives that do not qualify for hedge accounting). Net interest payments or receipts on economic hedges flow through net gains (losses) on derivatives and hedging activities instead of net interest income due to GAAP accounting requirements. The presentation of the net interest impact of economic hedges in adjusted net interest income provides a more useful depiction of net interest income for the purposes of yield analysis and the overall economics of the relationship, especially for fixed rate investments that are swapped to a variable rate.

FHLBank uses a comparison of adjusted ROE to the average overnight Federal funds rate as a key measure of effective utilization and management of members’ capital. The decrease in adjusted ROE between the comparative periods is mostly a function of the increase in average capital as a result of the increase in advances. Adjusted ROE as a spread to the average overnight Federal funds effective rate decreased 127 basis points during the quarter ended March 31, 2018 compared to the prior year quarter despite the decrease of only 52 basis points in adjusted ROE because the Federal Reserve raised the target range for the Federal funds effective rate 75 basis points between periods.

Adjusted ROE spread for the three months ended March 31, 2018 and 2017 is calculated as follows:

	Three Months Ended
	03/31/2018	03/31/2017
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,632,324	$2,274,491
ROE, based upon GAAP net income	6.10%	9.58%
Adjusted ROE, based upon adjusted income	8.10%	8.62%
Average overnight Federal funds effective rate	1.45%	0.70%
Adjusted ROE as a spread to average overnight Federal funds effective rate	6.65%	7.92%

Financial Highlights
Attached are highlights of FHLBank’s financial position as of March 31, 2018 and December 31, 2017 and highlights of the results of operations for the quarterly periods ended March 31, 2018 and 2017. FHLBank’s Form 10-Q for the quarter ended March 31, 2018 will be available on the SEC website (www.sec.gov), as well as FHLBank’s website (www.fhlbtopeka.com), as soon as FHLBank files the Form 10-Q with the SEC on or about May 10, 2018.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; effects of derivative accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; volatility of market prices, interest rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures or mergers, changes in the principal place of business of members or changes in the Federal Housing Finance Agency regulations on membership standards; our ability to declare dividends or to pay dividends at rates consistent with past practices; soundness of other financial institutions, including FHLBank members, nonmember borrowers, counterparties, and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	03/31/2018	12/31/2017
Financial Position
Investments[1]	$18,437,771	$13,998,599
Advances	26,978,350	26,295,849
Mortgage loans held for portfolio, net	7,465,604	7,286,397
Total assets	53,149,849	48,076,605
Deposits	623,322	461,769
Consolidated obligations, net[2]	49,843,222	44,935,119
Total liabilities	50,666,764	45,570,502
Total capital stock	1,598,736	1,640,039
Retained earnings	854,241	840,406
Total capital	2,483,085	2,506,103

Regulatory capital[3]	2,458,006	2,485,757

	Three Months Ended
	03/31/2018	03/31/2017
Results of Operations
Interest income	$275,793	$169,937
Interest expense	209,314	103,265
Net interest income before loan loss (reversal) provision	66,479	66,672
Provision (reversal) for credit losses on mortgage loans	30	(45)
Net gains (losses) on trading securities	(26,950)	4,687
Net gains (losses) on derivatives and hedging activities	16,643	603
Other income	3,320	2,595
Other expenses	15,465	14,916
Income before assessments	43,997	59,686
AHP assessments	4,406	5,970
Net income	39,591	53,716

Net interest margin[4]	0.47%	0.54%
Weighted average dividend rate[5]	6.01%	5.73%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[3]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[4]	Net interest margin is defined as net interest income as a percentage of average earning assets.

[5]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.